
                                                                                            Exhibit 21
                          SUBSIDIARIES OF THE ANDERSONS

          SUBSIDIARY                                                    STATE OF ORGANIZATION
The Andersons Agriservices, Inc.                                                Illinois
(a corporation owned 100% by The Andersons, Inc.)

The Andersons AgVantage Agency, LLC                                             Ohio
(a limited liability corporation owned 100% by Metamora
         Commodity Company, Incorporated)

The Andersons ALACO Lawn, Inc.                                                  Alabama
(a corporation owned 100% by The Andersons, Inc.)

The Andersons Export Sales Corp.                                                Barbados
(a corporation owned 100% by The Andersons, Inc.)

The Andersons Investment Services Corp.                                         Ohio
(a corporation owned 100% by The Andersons, Inc.)

The Andersons Mower Center, Inc.                                                Ohio
(a corporation owned 100% by The Andersons, Inc.)

The Andersons World Tire, d.b.a. The Andersons - Tireman                        Ohio
Auto Centers (a joint venture owned 52.5% by The Andersons, Inc.)

Crop & Soil Service, Inc.                                                       Ohio
(a corporation owned 100% by The Andersons, Inc.)

Kass Products, Inc.                                                             Ohio
(a joint venture owned 50% by The Andersons, Inc.)

Metamora Commodity Company Incorporated                                         Ohio
(a corporation owned 100% by The Andersons, Inc.)

Poneto Tank Company, LLC                                                        Indiana
(a limited liability company owned 67% by The Andersons, Inc.)

Pottstown Distribution Company LLC (a limited liability company                 Pensylvania
owned 60% by The Andersons, Inc.)



                                       20